UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORTHERN GENESIS ACQUISITION CORP. II

(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 4801 Main Street Suite 1000 (Address of principal executive offices)	85-3343695 (I.R.S. Employer Identification No.) 64112 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: Title of each class which to be so registered	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-third of one redeemable warrant	New York Stock Exchange
Common stock, par value $0.0001 per share	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for shares of common stock at an exercise price of $11.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-251639 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and redeemable warrants of Northern Genesis Acquisition Corp. II (the “Company”). The description of the units, common stock and redeemable warrants contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on December 23, 2020, as amended from time to time (File No. 333-251639) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are filed as exhibits hereto:

Exhibit
Number	Description

3.1	Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251639) filed January 4, 2021).

3.2	Amended and Restated Certificate of Incorporation (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251639) filed January 4, 2021).

3.3	Bylaws of Northern Genesis Acquisition Corp. II (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251639) filed January 4, 2021).

4.1	Specimen Unit Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251639) filed January 4, 2021).

4.2	Specimen Common Stock Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251639) filed January 4, 2021).

4.3	Specimen Warrant Certificate (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251639) filed January 4, 2021).

4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251639) filed January 4, 2021).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251639) filed January 4, 2021).

10.2	Form of Registration Rights Agreement (included in Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-251639) filed January 4, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 11, 2021

NORTHERN GENESIS ACQUISITION CORP. II

By:	/s/ Ian Robertson

Name:	Ian Robertson

Title:	Chief Executive Officer